Exhibit 10.1

APPENDIX A

ENTERprise informatics INC.
2007 STOCK INCENTIVE PLAN

1.                                      Purpose of the Plan.

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain and motivate their Directors, Officers, Employees and Consultants by providing for or increasing the proprietary interests of such persons in the Company through the granting of Stock Awards.  The Company expects that it will benefit from the added interest that such persons will have in the welfare of the Company and its Affiliates as a result of their proprietary interest in the Company.

2.                                      Definitions.

(a)                                  Affiliate.  Affiliate means any Entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company.  Solely with respect to the granting of any Incentive Stock Options, Affiliate of the Company means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  Beneficial Owner.  The term “beneficial owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).

(c)                                  Board.  Board means the Board of Directors of the Company.

(d)                                  Change in Control.  Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders; or

(ii)                                any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any Entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii)                            either a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial Ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a subsidiary of another Entity, then the required beneficial Ownership shall be determined with respect to the securities of that Entity which controls the surviving corporation and is not itself a subsidiary of any other Entity) immediately following such transaction (for purposes of this clause 2(d)(iii), any person who acquired securities of the Company prior to the occurrence of a merger or consolidation in contemplation of such transaction and who immediately following such transaction possesses direct or indirect beneficial Ownership of at least ten percent (10%) of the securities of the surviving corporation (or if the Company or the surviving corporation is a subsidiary, then of the appropriate Entity as determined above) shall not be included in the group of shareholders of the Company immediately prior to such transaction).

(e)                                  Code.  Code means the Internal Revenue Code of 1986, as amended.

(f)                                    Committee.  Committee means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)                                 Common Stock.  Common Stock means the common stock of the Company.

(h)                                 Company.  Company means Enterprise Informatics Inc., a California corporation.

(i)                                    Consultant.  Consultant means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.  For the purposes of determining eligibility to participate in the Plan, the term Consultant shall be clarified pursuant to the provisions of Section 5(d).

(j)                                    Continuous Service.  Continuous Service means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k)                                Covered Employee.  Covered Employee means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)                                    Director.  Director means a member of the Board of Directors of the Company.

(m)                              Disability.  Disability means (i) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of that person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)                                 Employee.  Employee means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)                                  Entity.  Entity means a corporation, partnership, limited liability company, trust or other entity.

(p)                                  Exchange Act.  Exchange Act means the Securities Exchange Act of 1934, as amended.

(q)                                  Fair Market Value.  Fair Market Value means, as of any date, the value of a share of Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market, or quotation service (or the exchange, market, or quotation service with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii)                            Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(r)                                  Incentive Stock Option.  Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)                                  Listing Date.  Listing Date means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

(t)                                    Non-Employee Director.  Non-Employee Director means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated under the federal securities laws (“Regulation S-K”)) and does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)                                 Nonstatutory Stock Option.  Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(v)                                   Officer.  Officer means on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                                Option.  Option means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(x)                                  Option Agreement.  Option Agreement means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y)                                  Optionholder.  Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z)                                  Outside Director.  Outside Director means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa)                            Own, Owned, Owner, Ownership.  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)                            Participant.  Participant means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc)                            Permitted Holder.  Permitted Holder means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power, of its voting equity securities or of the value of its equity securities is Owned, directly or indirectly, by the Company, and (ii) Spescom Ltd. or any of its controlled Affiliates; provided, however, that if a change in control of Spescom Ltd. has occurred it shall no longer be a Permitted Holder.  For the purposes of determining whether a change in control of Spescom Ltd. has occurred, the definition of Change in Control contained in Section 2(d) shall apply in its entirety, except that each instance in such definition of the words “the Company” shall be replaced with the words “Spescom Ltd.” and each instance in such definition of the words “other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders” shall be disregarded.

(dd)                            Permitted Transferee.  Permitted Transferee means any person to whom a Stock Award or share of Common Stock is transferred pursuant to the provisions of Section 12(d) of this Plan.

(ee)                            Person.  The term “person” shall have the meaning ascribed to such term by Sections 3(a)(9) and 13(d)(3) of the Exchange Act (or any successor section thereto).

(ff)                                Phantom Stock Unit.  Phantom Stock Unit means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Phantom Stock Unit is redeemed.  These Phantom Stock Units are subject to the provisions of Subsection 7(c) of the Plan.

(gg)                          Plan.  Plan means this Enterprise Informatics Inc. 2007 Stock Incentive Plan.

(hh)                          Restricted Stock Unit.  Restricted Stock Unit means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units.  These Restricted Stock Units are subject to the provisions of Subsection 7(d) of the Plan.

(ii)                                Rule 16b-3.  Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj)                                Securities Act.  Securities Act means the Securities Act of 1933, as amended.

(kk)                        Stock Award.  Stock Award means any right granted under the Plan, including, but not limited to: (i) Options, (ii) Stock Bonus Awards, (iii) Stock Appreciation Rights, (iv) Phantom Stock Units, and (v) Restricted Stock Units.

(ll)                                Stock Appreciation Right.  Stock Appreciation Right means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right.  These Stock Appreciation Rights are subject to the provisions of Subsection 7(b) of the Plan.

(mm)                    Stock Award Agreement.  Stock Award Agreement means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn)                          Stock Bonus Award.  Stock Bonus Award means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 7(a) of the Plan.

(oo)                            Ten Percent Shareholder.  Ten Percent Shareholder means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      Administration.

(a)                                  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the Persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a Person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan or a Stock Award as provided in Section 13.

(iv)                               To terminate or suspend the Plan as provided in Section 14.

(v)                                   Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(vi)                               To adopt sub plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States.  Such sub plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub plans and/or special provisions, the provisions of the Plan shall govern.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board some or all of the administration of the Plan.  The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the California Corporations Code and/or other applicable law.

(ii)                                Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the California Corporations Code and/or other applicable law.

(d)                                  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)                                  Compliance with Section 16 of Exchange Act.  With respect to Persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto.  To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  Notwithstanding the above, it shall be the responsibility of such Persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

4.                                      Shares Subject to the Plan.

(a)                                  Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven million five hundred thousand (7,500,000) shares of Common Stock, reduced by the number of shares of Common Stock issued.  To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall not be reduced.

(b)                                  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares.

(d)                                  Share Reserve Limitation.  Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar or other plan or award of the Company shall not exceed thirty percent (30%) (or such higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of Common Stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45. Notwithstanding the foregoing, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is seven million five hundred thousand (7,500,000) shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 11 of the Plan.

5.                                      Eligibility.

(a)                                  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)                                  Ten Percent Shareholders.

(i)                                    A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii)                                Prior to the Listing Date, a Ten Percent Shareholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(iii)                            Prior to the Listing Date, a Ten Percent Shareholder shall not be granted any Phantom Stock Unit or Stock Appreciation Right unless the grant exercise/purchase price of such Stock Award is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock either at the time the Stock Award is granted or at the time the purchase of the Common Stock is consummated or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant or the time the purchase is consummated as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the Stock Award.

(c)                                  Section 162(m) Limitation.  Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options and Stock Appreciation Rights covering more than two million (2,000,000) shares of Common Stock during any calendar year.  This Section 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this Section 5(c) shall not apply until (i) the earliest of:  (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(e)                                  International Participants.  With respect to Participants who reside or work outside the United States of America, subject to the terms of Sections 13(a) and 13(e), the Committee may, in its sole discretion, amend the terms of the Plan (including, but not limited to, the adoption of appendices or subplans) or Stock Awards with respect to such Participants in order to conform such terms with the requirements of local law.

6.                                      Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory

Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)                                  Term.  The term of an Option shall be set forth in the Option Agreement; provided, however, that, subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)                                  Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Exercise Price of a Nonstatutory Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)                                  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised, (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) in another form of legal consideration that may be acceptable to the Board, provided, however, that a promissory note or other form of deferred payment shall not constitute a permissible form of consideration for an Option granted under the Plan, or (iii) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash or check.

Wherever a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement (i) by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired by the exercise of the Option and (ii) by complying with such restrictions as shall be necessary to ensure that the Option is treated as an equity instrument for financial accounting purposes.

(e)                                  Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)                                    Minimum Vesting Prior to the Listing Date.  Notwithstanding the foregoing Section 6(e), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i)                                    Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii)                                Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(g)                                 Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), subject to Section 6(j), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)                                 Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or similar requirements of applicable law of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.

(i)                                    Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)                                    Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 12, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)                                Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Optionholder’s Continuous Service is terminated for “Cause” (as defined below), the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

For the purposes of this Section 6(j), “Cause” shall mean any of the following: (1) the Optionholder’s theft, dishonesty, or falsification of any documents or records related to the Company or any of its Affiliates or theft or conversion of any property of the Company or any of its Affiliates; (2) the Optionholder’s improper use or disclosure of the Company’s or any of its Affiliates’ confidential or proprietary information; (3) any action by the Optionholder which has a materially detrimental effect on the reputation or business of the Company or any of its Affiliates; (4) the Optionholder’s failure or inability to perform satisfactorily any reasonable assigned material duties of his or her position; (5) any material breach by the Optionholder of (i) any employment or service agreement between the Optionholder and the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement or (ii) any policy or procedure established by the Company; or (6) the Optionholder’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionholder’s ability to perform his or her duties with the Company or any of its Affiliates, which shall be deemed to include any felony.  Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement (it being understood, however, that if no definition of the term Cause is set forth in such an individual written agreement, the foregoing definition shall apply).

(l)                                    Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(h), any shares of Common Stock so purchased may be subject, prior to vesting, to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.  Provided that the “Repurchase Limitation” in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.                                      Provisions of Stock Awards Other Than Options.

(a)                                  Stock Bonus Awards.  Each Stock Bonus Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Bonus Award agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award agreements need not be identical, but each Stock Bonus Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the event that a Stock Bonus Award is granted to a new Employee, Director, or Consultant who has not

performed prior services for the Company or an Affiliate, the Stock Bonus Award will not be granted until the Board determines that such person has rendered services to the Company or an Affiliate for a sufficient period of time to ensure proper issuance of the shares of Common Stock underlying the Stock Bonus Award in compliance with the California Corporations Code.

(ii)                                Vesting Generally.  The total number of shares of Common Stock subject to a Stock Bonus Award may, but need not, vest in periodic installments that may, but need not, be equal, and/or may, but need not, vest upon the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.

(iii)                            Repurchase.  Subject to the “Repurchase Limitation” in Section 10(h), shares of Common Stock awarded under a Stock Bonus Award agreement may, but need not, be subject to a share repurchase option or reacquisition right in favor of the Company.

(iv)                               Termination of Participant’s Continuous Service.  Subject to the “Repurchase Limitation” in Section 10(h), in the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award agreement.

(b)                                  Stock Appreciation Rights.  Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs.

(i)                                    Stand-Alone SARs.  The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)                           The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish.  Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B)                             The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted.  In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)                             The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)                                Stapled SARs.  The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)                           Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)                             Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)                             The distribution to which the holder of stapled SARs shall become entitled under this Section 7 upon the redemption of stapled SARs as described in Section 7(b)(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(c)                                  Phantom Stock Units.  The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)                                    Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish.  The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)                                The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(d)                                  Restricted Stock Units.  The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

(i)                                    A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests.  To the extent permitted under the terms of the applicable Stock Award Agreement, a Participant may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including but not limited to Section 409A of the Code.  An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company.  The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board.  When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred.  Restricted Stock Units shall be paid by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board in its sole discretion shall deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

(ii)                                Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(A)                              Consideration.  A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.  The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permitted by law.

(B)                                Vesting.  Vesting shall generally be based on the Participant’s Continuous Service and/or on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.

(C)                                Termination of Participant’s Continuous Service.  The unvested portion of any award of Restricted Stock Units held by a Participant shall expire immediately upon the termination of such Participant’s Continuous Service.

8.                                      Covenants of the Company.

(a)                                  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                  Securities Law Compliance.  The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Stock Awards may not be issued if the issuance of such Stock Awards would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system or quotation service upon which the Common Stock may then be listed.  In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Stock Award or share of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Stock Award or Common Stock. Nothing in this Section 8(b) shall be read to require the Company to register under the Securities Act the Plan, any Stock Award, or any Common Stock issued or issuable pursuant to any such Stock Award.

9.                                      Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               Miscellaneous.

(a)                                  Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                  Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until such Participant has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the Stock Award.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason, or no reason, with or without Cause and with or without notice, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director or a director of an Affiliate pursuant to the Bylaws of the Company or the Affiliate, as the case may be, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                    Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the grant, vesting, exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award or any other event relating to a Stock Award as provided by applicable law, by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or redemption of a Stock Award or the acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company Owned and unencumbered shares of Common Stock.

(g)                                 Information Obligation.  Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually.  This Section 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(h)                                 Repurchase Limitation.  The terms of any repurchase option applicable to the unvested portion of a Stock Award or shares of Common Stock subject to the unvested portion of a Stock Award shall be at the original purchase price, which original purchase price shall be deemed to be zero (0) dollars for the portion of any Stock Award that was awarded without payment of monetary consideration (e.g., Stock Awards granted in consideration of past services rendered to the Company or an Affiliate).  To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option applicable to the unvested portion of a Stock Award or share of Common Stock issued pursuant to a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the following terms.  The right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

(i)                                    Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan (including, but not limited to, Restricted Stock Units and Phantom Stock Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

11.                               Adjustments Upon Changes in Stock.

(a)                                  Capitalization Adjustments.

(i)  In the event of any change in the outstanding Common Stock subject to the Plan, or subject to or underlying any Stock Award, by reason of any stock dividend, forward stock split or reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, any distribution to holders of Common Stock other than regular cash dividends, or any transaction similar to the foregoing, then (A) the number of shares of Common Stock reserved for issuance under this Plan, (B) the number of shares set forth in Section 5(c), (C) the exercise price, base price or redemption price applicable to outstanding Stock Awards, and (D) the number of shares of Common Stock subject to outstanding Stock Awards shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable law.  Fractions of a share of Common Stock will not be issued but will be paid in cash at the Fair Market Value of such fraction of a share or will be rounded down to the nearest whole share, as determined by the Board in its sole discretion.

(ii)  Any determination, substitution or adjustment made by the Board under this Section 11(a) shall be final, binding and conclusive on all persons.  The conversion of any convertible securities of the Company shall not be treated as a transaction that will cause the Board to make any determination, substitution or adjustment under this Section 11(a).

(b)                                  Adjustments Upon A Change in Control.

(i)                                    In the event of a Change in Control, any surviving Entity or acquiring Entity may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards with substantially equivalent economic value (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan.  In the event any surviving Entity or acquiring Entity declines to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (A) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to its fair value (as determined in the good faith determination of the Board) which, in the case of certain Stock Awards (i.e., Incentive Stock Options, Nonstatutory Stock Options, and Stock Appreciation Rights), shall equal the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise price, base price or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (B) continue the Stock Awards, or (C) notify Participants holding certain Stock Awards that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs.  With respect to any other Stock Awards outstanding under the Plan, including Stock Awards held by Participants whose Continuous Service has terminated, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs.  The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)                                In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(c)                                  Other Written Agreements.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability or other terms and conditions as set forth in the Stock Award Agreement for such Stock Award or as set forth in any other written agreement between the Company or any Affiliate and the Participant.  In the event of any conflict between written documents relating to the treatment of a Stock Award held by a Participant, such additional acceleration provisions and other terms and conditions shall be controlling.

12.                               Limitations on Transfers.

(a)                                  Transferability of Stock Awards.  No Stock Award issued under this Plan prior to the Listing Date may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement, to such further extent permitted by applying the standard set forth in Section 260.140.41(c) and Section 260.140.42(d) of Title 10 of the California Code of Regulations at the time of the grant of the Stock Award.  Any unauthorized transfer of a Stock Award shall be void.  A Stock Award issued under this Plan on or after the Listing Date shall be transferable to the extent provided in the Stock Award

Agreement.  If a Stock Award Agreement issued under this Plan on or after the Listing Date does not provide for transferability, then the Stock Award shall not be transferable except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise applicable rights under a Stock Award Agreement.

(b)                                  Special Rule Applicable to Incentive Stock Options.  Notwithstanding the provisions of Section 12(a), an Incentive Stock Option issued under this Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionholder only by the Optionholder; provided, however, that the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(c)                                  Limited Transfers for the Benefit of Family Members.  Notwithstanding any other provision set forth in this Section 12, the Board, in its sole discretion, may permit a Stock Award or share of Common Stock issued under this Plan to be assigned or transferred subject to the applicable limitations, if any, set forth in Section 260.140.41(d) and Section 260.140.42(c) of Title 10 of the California Code of Regulations, the General Instructions to Form S-8 Registration Statement under the Securities Act, and other applicable law.

(d)                                  Permitted Transferees.  Any Permitted Transferee will be subject to all of the terms and conditions applicable to a person transferring a Stock Award or share of Common Stock issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Stock Award Agreement.

13.                               Amendment of the Plan and Stock Awards.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13(b), no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any applicable state corporate or securities law requirements, or any securities exchange listing requirements.

(b)                                  Securities Law Compliance.  The Board may amend the Plan, and any such amendment shall be effective without the approval of the shareholders of the Company, if such amendment is necessary in order for the Plan to comply with federal and state securities law requirements, including without limitation those requirements contained in Section 260.140 of Title 10 of the California Code of Regulations.

(c)                                  Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(d)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(e)                                  No Material Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(f)                                    Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.                               Termination or Suspension of the Plan.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.                               Effective Date of Plan.

The Plan shall become effective immediately upon its adoption by the Board, but no Stock Awards may be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.                               Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.